EXHIBIT 11


                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
First American Strategy Funds, Inc.:


We consent to the use of our report dated November 7, 1997 incorporated by reference herein and to the references to our Firm under the headings "Financial Highlights" in Part A and "Custodian; Transfer Agent; Counsel; Accountants" in Part B of the Registration Statement.


                                          /s/ KPMG Peat Marwick LLP


Minneapolis, Minnesota
January 28, 1998